EXHIBIT 99.1


FOR IMMEDIATE RELEASE



Investor Relations Contact:
Fabrice Klein
404-260-2537
fklein@interland.com





                  INTERLAND REPORTS THIRD-QUARTER 2004 RESULTS

ATLANTA, July 7, 2004 - Interland, Inc. (Nasdaq: INLD), a leading provider of business-class Web hosting and online services to small and medium businesses
(SMBs), today announced financial results for its third fiscal quarter of 2004, ended on May 31, 2004.

The company  reported  revenues of $25.7 million for the quarter,  a decrease of
1.3 percent from the prior quarter and 0.8 percent from the same quarter last year. Net loss from continuing operations was $81.2 million for the quarter equating to a loss of $5.07 per share on 16.0 million shares used in the per share calculation compared to a loss of $9.4 million or $0.58 per share the previous quarter and to a loss of $136.3 million, or $9.41 per share during the same quarter last year. Including discontinued operations, net loss for the quarter was $81.7 million, or $5.10 per share. EBITDA1 loss from continuing operations was $74.0 million for the period. Consistent with generally accepted accounting principles, the company performed its annual impairment test, which resulted in the recognition of impairment charges and write downs of acquisition-related goodwill in the amount of $66.6 million, and other identifiable intangible assets of $7.0 million. Consequently, these results include unusual items totaling $75.2 million consisting of the $73.6 million in non-cash impairment and write down charges mentioned above, and $1.6 million in severance payments and accruals. Furthermore, the Company has now removed all goodwill from its balance sheet.

INDIRECT CHANNEL DISTRIBUTION AGREEMENT WITH ADVANTA BANK CORP.

The Company also announced today that it had entered into a five-year arrangement with Advanta Bank Corp, the nation's second largest issuer of business credit cards to small businesses, to market and promote website and online services and applications to small businesses across the country. This reflects the company's long-held intention to place more emphasis on further developing indirect channel distribution and improving the efficiency of its delivery. Joel Kocher, Interland Chairman and CEO said, "We are very excited that Advanta has agreed to become our first indirect channel partner. Advanta is exactly the right sort of partner to be able to extend our marketing reach to small businesses because of the work they have done to know and understand their

--------
1 EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.

customers and the needs of their businesses. Together we will be offering our suites of services and applications to those most likely to benefit from them. With this deal alone we are able to apply what we learned through direct sales to a number of potential buyers that dwarfs anything we could approach with a direct sales force, and on a much more efficient basis. In the coming months we expect to announce additional channel partners."

Interland also announced that it was further leveraging its direct sales experience by launching a variety of new products based on the unbundling of its proprietary website creation, online marketing, and e-commerce solutions. Both newcomers to the Web as well as those who have had a website for years can now use Interland's innovative and easy-to-use features to find and serve customers online.

CASH POSITION

Interland ended the period with a healthy cash position and balance sheet. As of May 31, 2004, Interland's cash and investments position, which includes cash and cash equivalents of $31.0 million (down $6.0 million from the prior quarter), short-term investments of $2.5 million (up $0.5 million from the prior quarter), current restricted investments of $0.3 million and long term restricted investments of $10.8 million (combined, down $0.2 million from the prior quarter), was $44.6 million (down $5.7 million from the prior quarter). The $6.0 million change in cash and cash equivalent balances from last quarter consists of: cash provided by operating activities of $0.4 million (including payments of previously recorded liabilities of $0.2 million); repayments of debt and capital lease obligations of $1.6 million; capital expenditures of $4.2 million (including $1.2 million related to customer satisfaction initiatives and equipment lease buyouts of $1.5 million); cash used in discontinued operations of $0.5 million and net cash used in other investing activities of $0.1 million.

FUTURE GUIDANCE

The company's expectations for the fourth quarter are based largely on the continuation and improvement of the third quarter's underlying EBITDA performance. Since the impairment and restructuring charges of $75.2 million will not recur next quarter, a continuation of the Company's third quarter performance would contribute $1.1 million of positive EBITDA to the fourth quarter. Adding the effect of a full quarter of the cost savings achieved in the third quarter lends confidence to the Company's expectation of positive EBITDA approaching $2 million for the fourth quarter. The company anticipates about $7.0 million in non-cash depreciation and amortization expenses so that the company nonetheless expects to report a GAAP net loss for the quarter. Further, since the customer satisfaction initiatives announced at the beginning of the fiscal year have been largely implemented, capital expenditures in the fourth quarter are expected to be reduced to about $2.0 million, reflecting a more typical rate of expenditure.



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

CONFERENCE CALL

Interland will conduct a conference call today at 4:30 p.m. EST, accessible by calling 312-461-0745, no pass code necessary, or via the Internet at under "Investor Relations" in the "About Interland" section. A replay of the conference call will also be available at 402-220-2306, passcode: 6444335, and at the Web site. The audio archive of the conference call on the Web site will be available for a period of at least one year.

ABOUT INTERLAND

Interland, Inc. (Nasdaq: INLD) is a leading Web hosting and online services company dedicated to helping small and medium businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online services, including standardized Web hosting, e-commerce, application hosting, and Web site development, marketing and optimization tools. For more information about Interland, please visit www.interland.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: how far we have progressed in our strategic plan for our business; our ability to achieve our targeted operating budget for fiscal 2004; our expectation about the amount of our operating loss and EBITDA in the remainder of fiscal year 2004; our expectations about churn; our expectations about channel partner agreements; our forecast of capital expenditures in the fiscal year; our forecast for company cash, investments and restricted investments by the end of the fiscal year; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements, and Interland's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, our growing dependence on our reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, investments in new business opportunities, the company's ability to make infrastructure investments at a lower cost per customer than its competition, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.


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

INTERLAND, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)


                                                           FOR THE THREE MONTHS ENDED     FOR THE NINE MONTHS ENDED
                                                           --------------------------     -------------------------
                                                             MAY 31,      MAY 31,          MAY 31,       MAY 31,
                                                               2004         2003            2004          2003
                                                           ------------  -----------     -----------   -----------

     Revenues                                                $  25,686    $  25,898       $  78,402     $  79,295

     Operating costs and expenses:
        Network operating costs, exclusive
           of depreciation shown below                           7,423        8,065          21,587        27,235
        Sales and marketing, exclusive of
           depreciation shown below                              4,960        5,727          16,701        15,600
        Technical support, exclusive of
           depreciation shown below                              4,519        3,998          13,965        11,519
        General and administrative, exclusive
           of depreciation shown                                 7,704       12,004          23,681        32,260
        Bad debt expense                                           874        1,975           2,940         5,791
        Depreciation and amortization                            7,331       22,194          23,755        47,590
        Restructuring costs                                        758        2,204             758         5,644
        Merger and integration costs                                 -            -               -           527
        Goodwill impairment                                     66,587       89,928          66,587        89,928
        Asset impairment                                         7,009       13,868           7,009        13,868
        Other expense (income), net                               (110)       1,558            (184)        1,627
                                                           ------------  -----------     -----------   -----------
        Total operating costs and expenses                     107,055      161,521         176,799       251,589
                                                           ------------  -----------     -----------   -----------
     Operating loss                                            (81,369)    (135,623)        (98,397)     (172,294)
     Interest income (expense), net                                124          (74)           (180)           77
                                                           ------------  -----------     -----------   -----------
     Loss from continuing operations before taxes              (81,245)    (135,697)        (98,577)     (172,217)
     Income tax benefit (expense)                                    -         (629)              -          (629)
                                                           ------------  -----------     -----------   -----------
     Net loss from continuing operations                       (81,245)    (136,326)        (98,577)     (172,846)
     Loss from discontinued operations, net of tax                (481)        (167)         (1,802)         (482)
                                                           ------------  -----------     -----------   -----------
     Net loss                                                $ (81,726)   $(136,493)      $(100,379)    $(173,328)
                                                           ============  ===========     ===========   ===========

     Net loss per share, basic and diluted:
        Continuing operations                                $   (5.07)     $ (9.41)        $ (6.11)     $ (12.16)
        Discontinued operations                                  (0.03)       (0.01)          (0.11)        (0.03)
                                                           ------------  -----------     -----------   -----------
                                                             $   (5.10)     $ (9.42)        $ (6.22)     $ (12.19)
                                                           ------------  -----------     -----------   -----------

     Number of shares used in per share calculation:
        Basic and diluted                                       16,019       14,491          16,131        14,217


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

INTERLAND, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                                                AS OF
                                                                   --------------------------------
                                                                       MAY 31,          AUGUST 31,
                                                                        2004              2003
                                                                   -------------       ------------
Assets
   Current assets
             Cash and cash equivalents                                $ 30,959            $ 35,255
             Short term investments                                      2,500              16,300
             Trade receivables, net                                      3,311               3,556
             Other receivables, net                                        712               1,604
             Income taxes recoverable                                      612                 612
             Other current assets                                        2,217               3,210
             Restricted investments                                        362                 362
                                                                   -------------       ------------
   Total current assets                                                 40,673              60,899
             Restricted investments                                     10,825              18,264
             Property plant and equipment, net                          27,554              35,935
             Goodwill                                                        -              66,646
             Intangibles, net                                           13,770              24,791
             Other assets                                                  438                 507
                                                                   -------------       ------------
Total assets                                                          $ 93,260            $207,042
                                                                   =============       ============
Liabilities and shareholders' equity
   Current liabilities
             Accounts payable                                         $  1,792            $  1,488
             Accrued expenses                                           13,613              16,526
             Accrued restructuring charges                               5,084               7,129
             Current portion of long-term
                 debt and capital lease obligations                      3,344              10,845
             Deferred revenue                                            8,442              10,991
                                                                   -------------       ------------
   Total current liabilities                                            32,275              46,979

             Long-term debt and capital lease obligations                3,732               1,654
             Deferred revenue, long-term                                   316                 354
             Other liabilities                                           3,937               5,397
                                                                   -------------       ------------
Total liabilities                                                       40,260              54,384
                                                                   -------------       ------------

Commitments and contingencies

Shareholders' equity
             Common stock, $.01 par value, authorized
                21 million shares, issued and outstanding
                16.1 and 16.3 million shares, respectively                 161                 164
             Additional capital                                        320,678             322,523
             Warrants                                                    4,990               4,990
             Deferred compensation                                        (477)             (1,046)
             Note receivable from shareholder                             (735)             (2,735)
             Accumulated deficit                                      (271,617)           (171,238)
                                                                   -------------       ------------
Total shareholders' equity                                              53,000             152,658
                                                                   -------------       ------------
Total liabilities and shareholders' equity                            $ 93,260            $207,042
                                                                   =============       ============


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

INTERLAND, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

                                                                               FOR THE NINE MONTHS ENDED
                                                                             -------------------------------
                                                                               MAY 31,           MAY 31,
                                                                                 2004             2003
                                                                             -------------    --------------

 CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                                     $  (100,379)      $  (173,328)
 Adjustments to reconcile net loss to net cash used in
 operating activities from continuing operations:
   Loss from discontinued operations                                                1,802               482
   Depreciation and amortization                                                   23,755            47,590
   Bad debt expense                                                                 2,940             5,791
   Loss (gain) on sale of assets                                                     (152)            1,578
   Goodwill and intangible asset impairment                                             -                 -
   Goodwill and asset impairment                                                   73,596           103,796
   Other non-cash adjustments                                                         721             1,997
   (Gain) / Loss on sale of connectivity accounts                                       -                 -

   Changes in operating assets and liabilities
   net of effect of acquisitions:
     Receivables, net                                                              (1,803)           (3,624)
     Income tax recoverable                                                             -               778
     Other current assets                                                           1,061               477
     Accounts payable, accrued expenses and deferred revenue                       (8,061)          (12,422)
                                                                             -------------    --------------
 Cash used in operating activities of continuing operations                        (6,520)          (26,885)
                                                                             -------------    --------------

 CASH FLOWS FROM INVESTING ACTIVITIES
   Expenditures for property, plant, and equipment                                 (9,742)          (10,024)
   Purchases of held-to-maturity investment securities                             (2,000)          (30,300)
   Proceeds from held-to-maturity investment securities                            15,800            61,700
   Net change in restricted investments                                             7,438            14,293
   Acquisitions, net of cash acquired                                                 242            (4,590)
                                                                             -------------    --------------
 Cash provided by investing activities of continuing operations                    11,738            31,079
                                                                             -------------    --------------

 CASH FLOWS FROM FINANCING ACTIVITIES
   Repayments of debt and capital lease obligations                                (7,674)          (18,250)
   Proceeds from issuance of common stock                                               -               433
   Purchase and retirement of stock                                                     -              (985)
   Financing, other                                                                     -               (17)
                                                                             -------------    --------------
 Cash used in financing activities of continuing operations                        (7,674)          (18,819)
                                                                             -------------    --------------
 Net cash used in continuing operations                                            (2,456)          (14,625)
 Net cash used in discontinued operations                                          (1,840)           (2,063)
                                                                             -------------    --------------
 Net decrease in cash and cash equivalents                                         (4,296)          (16,688)
 Cash and cash equivalents at beginning of period                                  35,255            62,693
                                                                             -------------    --------------
 Cash and cash equivalents at end of period                                      $ 30,959          $ 46,005
                                                                             =============    ==============



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

INTERLAND, INC.
RECONCILATION OF NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES
(In thousands)
(Unaudited)


                                                                  FOR THE QUARTER ENDED          FOR THE NINE MONTHS ENDED
                                                                --------------------------       --------------------------
                                                                 May 31,        May 31,           May 31,        May 31,
                                                                   2004          2003               2004          2003
                                                                --------------------------       --------------------------
                                                                                       in thousands

     Net loss                                                    $ (81,726)    $ (136,493)        $(100,379)    $ (173,328)

          Depreciation and amortization                              7,331         22,194            23,755         47,590
          Interest expense (income)                                   (124)            74               180            (77)
          Income tax benefit                                             -            629                 -            629
          Discontinued operations                                      481            167             1,802            482
                                                                -----------   ------------       -----------   ------------
     EBITDA                                                      $ (74,038)    $ (113,429)        $ (74,642)    $ (124,704)
                                                                ===========   ============       ===========   ============

          Interest income / (expense)                                  124            (74)             (180)            77
          Provision for bad debts                                      874          1,975             2,940          5,791
          Loss on the sale of assets                                   (81)             -              (152)             -
          Goodwill and asset impairment                             73,596        103,796            73,596        103,796
          Other non-cash adjustments                                   173          2,477               721          3,575
          Changes in assets and liabilities:
             Receivables, net                                         (572)        (2,086)           (1,803)        (3,624)
             Income tax expense (benefit)                                                                              778
             Income tax recoverable                                      -           (629)                -           (629)
             Other current assets                                      521            820             1,061            477
             Accounts payable, accrued expenses,
                 and deferred revenue                                 (182)        (4,185)           (8,061)       (12,422)
                                                                -----------   ------------       -----------   ------------
     Net cash provided by (used in) operating activities             $ 415      $ (11,335)         $ (6,520)     $ (26,885)
                                                                ===========   ============       ===========   ============





EBITDA from continuing operations is defined as net income from continuing operations less (i) provision for income taxes, (ii) interest income or expense, and (iii) depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principals and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flow from continuing operations as indicators of operating performance. The effect of taxes and interest on Interland's net loss is not significant, but depreciation and amortization, primarily as a result of acquisitions, is significant. The Company believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating efficiencies more readily apparent.


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